Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2005, except for Note 24, as to which the date is April 13, 2005, in this Registration Statement (Form S-l No. 33-00000) and related Prospectus of Reliant Pharmaceuticals, Inc.

/s/    ERNST & YOUNG LLP

MetroPark, New Jersey

May 20, 2005